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                                                                   Exhibit 21(a)

SUBSIDIARIES OF REGISTRANT

     General Electric's principal affiliates as of December 31, 2002, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

                      AFFILIATES OF REGISTRANT INCLUDED IN
                        REGISTRANT'S FINANCIAL STATEMENTS

Name
----                                                                                         Percentage of
                                                                                                voting
                                                                                              securities
                                                          State or                            directly or
                                                         Country of                           indirectly
                                                        incorporation                          owned by
                                                       or organization                       registrant (1)
                                                       ---------------                       --------------
CARIBE GE INTERNATIONAL ELECTRIC METERS CORP.             Puerto Rico                              100%

GE GAS TURBINES (GREENVILLE) LLC                           Delaware                                100%

GENERAL ELECTRIC INTERNATIONAL (BENELUX) BV               Netherlands                              100%

GE INVESTMENTS, INC.                                        Nevada                                 100%

GE PLASTICS ESPANA ScPA                         Spain & Canary Islands, Baleari                    100%

GE ELECTRIC CANADA, INC.                                    Canada                                 100%

GE ENERGY EUROPE, BV                                      Netherlands                              100%

GE CGR EUROPE                                               France                                 100%

NUCLEAR FUEL HOLDING CO, INC.                              Delaware                                100%

GE FANUC AUTOMATION CORPORATION                            Delaware                                 50%

GE ENERGY PARTS INC.                                       Delaware                                100%

GE ENERGY PRODUCTS, INC.                                   Delaware                                100%

GE ENGINE SERVICES DISTRIBUTION, LLC                       Delaware                                100%

GE ENGINE SERVICES, INC.                                   Delaware                                100%

GE HUNGARY CO., LTD                                        Hungary                                 100%

GE INFORMATION SERVICES INC.                               Delaware                                100%

GE PLASTICS PACIFIC PTE. LTD                               Singapore                               100%

GE POWER SYSTEMS LICENSING INC.                            Delaware                                100%

GE QUARTZ, INC.                                            Delaware                                100%

GE SUPERABRASIVES, INC.                                    Delaware                                100%

GE MEDICAL TECHNOLOGY SERVICE, INC.                        Delaware                                100%

GE MEDICAL SYSTEMS INFORMATION                             Wisconsin                               100%
   TECHNOLOGIES, INC.

NBC                                                        Delaware                                100%

NUOVO PIGNONE HOLDING S.P.A                                 Italy                                  100%

OEC MEDICAL SYSTEMS INC.                                   Delaware                                100%

GE POLYMERLAND, INC.                                       Delaware                                100%

GENERAL ELECTRIC CAPITAL SERVICES, INC.                    Delaware                                100%

GENERAL ELECTRIC CAPITAL CORPORATION                       New York                                100%

GE GLOBAL INSURANCE HOLDING CORPORATION                    Missouri                                100%

GEAE TECHNOLOGY, INC.                                      Delaware                                100%

GE ENERGY SERVICES-DALLAS, LP                              Delaware                                100%

ELANO CORPORATION                                            Ohio                                  100%

GE INTERLOGIX, INC.                                        Delaware                                100%

GE DRIVES AND CONTROLS, INC.                               Delaware                                100%

SENSING SOLUTIONS, INC.                                    Delaware                                100%

GE DRUCK HOLDINGS LIMITED                                  Delaware                                100%

GE MEDICAL GLOBAL TECHNOLOGY CO., LLC                      Delaware                                100%

GE PETROCHEMICALS, INC.                                    Delaware                                100%

GE PLASTIC FINISHING, INC.                                 Delaware                                100%

GENERAL ELECTRIC INTERNATIONAL, INC.                       Delaware                                100%

GE TRANSPORTATION PARTS, LLC                               Delaware                                100%

GE TRANSPORTATION SERVICES, LLC                            Delaware                                100%

GE TRANSPORTATION SYSTEMS GLOBAL
   SIGNALING, LLC                                          Delaware                                100%

GE PACKAGED POWER LP                                       Delaware                                100%

GRANITE SERVICES, INC.                                     Delaware                                100%

BENTLY NEVADA, LLC                                         Delaware                                100%

REUTER-STOKES, INC.                                        Delaware                                100%

GE ENERGY SERVICES, INC.                                   Delaware                                100%

VICEROY, INC.                                              Delaware                                100%

GE KEPPEL ENERGY SERVICES PTE, INC.                        Singapore                               100%

CARDINAL COGEN, INC.                                       Delaware                                100%

AMERICAN SILICONES, INC.                                   Indiana                                 100%

(1) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.